SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                              ------------------
                           SCHEDULE 14A INFORMATION
                              ------------------

               Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[X]     Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           UTOPIA MARKETING, INC.
                        (FORMERLY SAM & LIBBY, INC.)
               (Name of Registrant as Specified In Its Charter)

                           UTOPIA MARKETING, INC.
                 (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ ]     No fee required
[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)     Title of each class of securities to which transaction applies:
             Common Stock
     (2)     Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)     Proposed maximum aggregate value of transaction: 1,806,314
     (5)     Total fee paid: $362

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:

                       [Utopia Marketing, Inc. Letterhead]

                                ________ __, 1999

Dear Shareholder:

     The Company will hold a special meeting of shareholders on ________ __, 1999 to consider and vote on a proposal to liquidate all of the assets of the Company, satisfy all known Company obligations and liabilities, and distribute the remaining cash pro-rata to the shareholders. The members of the Board of Directors have unanimously approved the liquidation proposal. The Board unanimously recommends that you vote FOR the liquidation proposal.

     Under the liquidation proposal, the Board of Directors will file Articles of Dissolution for the Company with the Florida Secretary of State, wind-up the Company's affairs, pay from Company funds all Company liabilities, and distribute all Company assets in one or more distributions to the Company's shareholders. The first distribution is estimated to be made on or about _____________ __, 1999 and is expected to be approximately all of the funds available for distribution to the Company's shareholders after payment of Company obligations and liabilities. If additional Company funds are available for distribution, the Company will make a second or final distribution at the end of 1999.

     The pre-tax aggregate amount of cash estimated to be available for distribution to the Company's shareholders is $1,806,314, which, based on the number of shares of Company common stock outstanding on January 13, 1999, is approximately $.13 per share.

     The meeting will begin promptly at 10:00 a.m. local time at 301 Clematis Street, Suite 205, West Palm Beach, FL 33401. The only business on the agenda is the liquidation proposal. The official Notice of Special Meeting, Proxy Statement and form of proxy are included with this letter.

     The liquidation proposal will be approved only if shareholders holding a majority of the shares of the Company's common stock vote in favor of the liquidation. The vote of every shareholder is particularly important for this special meeting. Mailing your completed proxy will not prevent you from voting in person at the meeting if you elect to do so.

     Please sign, date and promptly mail your proxy. Your cooperation is greatly appreciated.

               Sincerely,


               _______________________________________
               Samuel L. Edelman
               Chairman of the Board of Directors,
               Chief Executive Officer

                           UTOPIA MARKETING, INC.
                      301 Clematis Street, Suite 205
                      West Palm Beach, Florida 33401

                 NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON ________ __, 1999

          A Special Meeting of Shareholders (the "Special Meeting") of Utopia Marketing, Inc., a Florida corporation (the "Company"), will be held on ________ __, 1999 at 10:00 a.m., local time, at 301 Clematis Street, Suite 205, West Palm Beach, FL 33401 for purpose of:

     1. adopting a plan to liquidate the Company and distribute its assets to Company shareholders (the "Liquidation Proposal"); and

     2. transacting such other business as may properly come before the Special Meeting and any and all adjournments and postponements thereof.

     The Liquidation Proposal provides that the Company will be dissolved and that the Board of Directors will convert all or substantially all of the assets of the Company into cash, wind-up the Company's affairs, pay or adequately provide for the payment of all Company obligations and liabilities, and distribute pro-rata to or for the benefit of Company shareholders, in one more distributions, all of the Company's remaining cash. The Liquidation Proposal will be approved only if shareholders holding a majority of the shares of the Company's common stock vote in favor of adopting the Liquidation Proposal.

     The close of business on the date before the mailing of this Proxy Statement and Proxy, which is anticipated to be on _______ __, 1999, is the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting and any adjournment or postponement thereof. The enclosed proxy is solicited by the Board of Directors of the Company. Reference is made to the accompanying Proxy Statement for further information with respect to the business to be transacted at the Special Meeting. A complete list of the shareholders entitled to vote at the Special Meeting will be available during ordinary business hours for examination by any shareholder, for any purpose relevant to the Special Meeting, for a period of at least ten days prior to the Special Meeting, at the Company's corporate offices, 301 Clematis Street, Suite 205, West Palm Beach, Florida 33401. The Board of Directors urges you to complete, sign, date and return the enclosed proxy card promptly. You are cordially invited to attend the Special Meeting in person. The return of the enclosed proxy card will not affect your right to revoke your proxy or to vote in person if you do attend the Special Meeting.

                              By order of the Board of Directors,

                              ________________________
                              Secretary
West Palm Beach, Florida
_______ __, 1999

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY SHARES YOU OWNED ON THE RECORD DATE. PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, DATE AND SIGN IT, AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN MAILING YOUR PROXY PROMPTLY.

                           UTOPIA MARKETING, INC.
                        (formerly SAM & LIBBY, INC.)
                       301 Clematis Street, Suite 205
                       West Palm Beach, Florida 33401
                          ------------------------
                               PROXY STATEMENT
                          ------------------------
                             THE SPECIAL MEETING

     This Proxy Statement is furnished to shareholders on or about _______ __, 1999 in connection with the solicitation of proxies by and on behalf of the Board to be voted at a Special Meeting of the Shareholders (the "Special Meeting") of Utopia Marketing, Inc. (the "Company") to be held on ________ __, 1999 (the "Special Meeting Date") at 301 Clematis Street, Suite 205, West Palm Beach, FL 33401. The Special Meeting will be convened at approximately 10:00 a.m. local time, and any adjournment or postponement thereof will be announced at such meeting.

     THE PROXIES SOLICITED BY THE COMPANY PURSUANT TO THIS PROXY STATEMENT ARE SOLICITED FOR USE AT THE SPECIAL MEETING WHEN CONVENED ON THE SPECIAL MEETING DATE AND ANY SUBSEQUENT ADJOURNMENTS OR POSTPONEMENTS THEREOF AND MAY NOT BE USED FOR ANY PURPOSE, INCLUDING THE DETERMINATION OF WHETHER A QUORUM IS PRESENT, PRIOR TO THE SPECIAL MEETING DATE. THEREFORE, IT IS ANTICIPATED THAT THE BUSINESS OF THE COMPANY TO BE CONSIDERED AT THE SPECIAL MEETING, WITH RESPECT TO WHICH PROXIES ARE SOLICITED PURSUANT TO THIS PROXY STATEMENT, WILL BE ADDRESSED ON THE SPECIAL MEETING DATE.


Purpose of the Special Meeting

     The Special Meeting is being held to consider and adopt a proposal to liquidate and distribute the Company's assets and dissolve the Company (the "Liquidation Proposal"). The Liquidation Proposal, if approved by the Company's shareholders, will result in a complete liquidation of all of the Company's assets. If the Liquidation Proposal is approved, the Board will file Articles of Dissolution with the Florida Secretary of State, wind-up the Company's affairs, pay or endeavor to adequately provide for the payment of all of the Company's known obligations and liabilities and distribute pro-rata in one or more liquidating distributions to or for the benefit of shareholders, as of the applicable record date, all of the Company's cash. Shareholders are encouraged to read the Liquidation Proposal, attached as Exhibit A to this Proxy Statement, in its entirety.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" APPROVAL OF THE LIQUIDATION PROPOSAL. THE COMPANY'S SHAREHOLDERS, DEPENDING ON THEIR TAX BASIS IN THEIR SHARES, MAY BE REQUIRED TO RECOGNIZE GAIN FOR TAX PURPOSES UPON RECEIPT OF DISTRIBUTIONS IN LIQUIDATION. SEE "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS."

     This Proxy Statement contains certain forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements based on the Board's estimate of the values of the Company's assets and the Board's belief that the liquidation value per share of the Shares in the hands of the shareholders is likely to exceed its probable trading value in the foreseeable future absent the proposed liquidation. Without limiting the foregoing, words such as "anticipates,"

"believes," "estimates," "expects," "intends," "plans," and similar expressions are intended to identify forward-looking statements. These statements are subject to a number of risks and uncertainties. Actual results could differ materially from those projected in the forward-looking statements. The Company undertakes no obligation to update these forward-looking statements to reflect future events or circumstances. See "Certain Considerations."


Voting Rights and Proxy Information.

     The cost of solicitation of proxies for use at the Special Meeting will be borne by the Company. Solicitations will be made primarily by mail or by facsimile, but regular employees or members of the Board of Directors of the Company may solicit proxies personally or by telephone. Upon request, the Company will reimburse banks, brokers, nominees and related fiduciaries for reasonable expenses incurred by them in sending the proxy materials to beneficial owners of Shares to the extent required by Rule 14a-13(a-b) under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     The shares represented by properly executed proxies in the accompanying form received by the Board on or before the Special Meeting Date will be voted at the Special Meeting. Shares not represented by properly executed proxies will not be voted. Broker non-votes (shares not voted by brokers due to the absence of instructions from street name holders) are not considered voted, present or represented and, therefore, will have the same effect as votes against the Liquidation Proposal. Where a shareholder specifies a choice in a proxy with respect to any matter to be acted upon, the shares represented by such proxy will be voted as specified. When a shareholder does not specify a choice, in an otherwise properly executed proxy, the shares represented by such proxy will be voted FOR the Liquidation Proposal.

     Any proxy may be revoked at any time prior to its exercise by attending the Special Meeting and voting in person, by notifying the Secretary of the Company of such revocation in writing or by delivering a duly executed proxy bearing a later date, provided that such notice or proxy is actually received by the Company prior to the taking of any vote at the Special Meeting.

     The close of business on the date before the mailing of this Proxy Statement and Proxy, which is anticipated to be on _______ __, 1999 (the "Record Date"), is the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting and any adjournment or postponement thereof. On the Record Date, there are expected to be 14,216,367 shares of Common Stock of the Company, par value $.01 per share ("Common Stock"), outstanding and entitled to vote. Each share of Common Stock is entitled to one vote per share on each matter properly brought before the Special Meeting. Shares can be voted at the Special Meeting only if the shareholder is present in person or is represented by proxy. The presence, in person or by proxy, at the Special Meeting of shares of Common Stock representing at least a majority of the total number of shares of Common Stock outstanding on the Record Date will constitute a quorum for purposes of the Special Meeting.

     The affirmative vote of a majority of the issued and outstanding Shares of the Company (whether present in person or represented by proxy) is required for the adoption of the Liquidation Proposal. Votes may be cast in favor, against or withheld; votes that are withheld will have the same effect as votes against the Liquidation Proposal. Broker non-votes (shares not voted by brokers due to the absence of instructions from street name holders) are not considered voted, present or represented and, therefore, will have the same effect as votes against the Liquidation Proposal.

     Under the Florida Business Corporation Act, shareholders do not have any appraisal or similar rights of dissenters with respect to the matters to be considered at the Special Meeting.

     The mailing address of the principal executive offices of the Company is 301 Clematis Street, Suite 205, West Palm Beach, Florida 33401.

     The Board of Directors knows of no matters which are to be brought before the Special Meeting other than those set forth in the accompanying Notice of Special Meeting of Shareholders. If any other matters properly come before the Special Meeting, the persons named in the enclosed proxy card, or their duly appointed substitutes acting at the Special Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters. If the enclosed proxy card is properly executed and returned prior to voting at the Special Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, shares represented by executed proxies will be voted as recommended by the Board of Directors.


                            LIQUIDATION PROPOSAL

Recommendation of Board of Directors

     The Company's Board of Directors unanimously recommends that the shareholders approve adoption of the plan for dissolution and liquidation of the Company. By Resolution dated November 30, 1998, the Board of Directors approved the Plan of Liquidation (a copy of which is attached to this Proxy Statement as Appendix A). The Plan of Liquidation is herein referred to as the "Plan". The Plan is subject to the approval of the shareholders of the Company. The summary description of the Plan and its effects set forth hereafter is qualified in its entirety by reference to the Plan itself. The Plan generally provides that upon adoption by the shareholders, the Company will be dissolved and its corporate existence terminated in accordance with Florida law.


Reasons for Liquidation

     The Board of Directors' recommendation to dissolve and liquidate the Company is based on its determination that no reasonable business alternatives exist for the Company. Since May, 1996, when the Company began negotiations with Maxwell Shoe Company for the sale of the Company's trademarks and effective termination of its then present business, the Company's management has spent considerable time and effort seeking suitable business opportunities for the Company, including possible acquisitions or mergers, and exploring start-up ventures. These efforts have included meetings with established companies in the shoe business and other businesses, as well as investment bankers. The Company has evaluated dozens of potential business transactions, all of which the Company rejected for one or more of the following reasons:
(i) management believed that the Company's assets would not be sufficient to allow the merged entities to succeed without additional substantial dilution to the Company's shareholders; (ii) the Company's equity ownership interest would not be significant; (iii) the expected multiple of earnings for the merged entities would have diminished the Company's value; and/or (iv) the need for cash required a strategic partner or such heavy debt that the risk of failure of the merged entities appeared to be an unacceptable risk for the Company's shareholders. The Board elected not to pursue a merger or other combination of the Company with another company, based on the belief that the interests of the Company's shareholders would more likely be better served by the distribution of the Company's cash to its shareholders rather than by offering, in effect, a new investment alternative that holds no guarantee of success. None of the business opportunities considered resulted in formal business combination discussions or documentation.
In light of the failure of these efforts and requests received by the Board of Directors from a representative of a number of the Company's shareholders to consider dissolution and liquidation of the Company, the Board of Directors has determined that it is in the best interests of the Company's shareholders at this time to discontinue the pursuit of new business ventures for the Company.

     If the Company were to continue in existence, it would continue to incur accounting, legal and other expenses in connection with its required filings with the Securities and Exchange Commission, and its day to day operations. The Board has determined that the present benefit to the Company's shareholders of receiving cash pursuant to liquidation of the Company outweighs any potential for future development of a profitable business opportunity by the Company.


Description of the Company's Assets

     The Company's assets currently consist primarily of cash and cash equivalents.


Description of the Company's Known Liabilities

     As of January 13, 1999, the Company did not have any significant accounts payable. On such date, the Company did not have any other known liabilities.


Estimated Amounts Available for Distribution

     As of January 13, 1999, the Company had cash, cash equivalents and other receivables in the aggregate amount of approximately $1,993,000. The Company estimates that it will have $1,806,314 of pre-tax cash available for distribution to the Company's shareholders, which, based on the number of shares of Company common stock outstanding on January 13, 1999, is approximately $.13 per share after allowing for the Company's satisfaction of its known liabilities and obligations and its payment of liquidation expenses. However, the Company is unable to estimate with certainty the amount or nature of any currently unknown liabilities or obligations that may be asserted against the Company. The Company does not anticipate that it will realize a significant amount of cash for distribution to its shareholders from the liquidation of the Company's non-cash assets.

     To estimate the amount that may be available for distribution to the Company's shareholders in connection with the liquidation, the Board estimated selling costs of the non-cash assets and estimated appropriate reserves for the outstanding liabilities and obligations of the Company. The Board also estimated general and administrative costs for the Company during the liquidation process, including administrative costs, accounting and legal fees. There can be no assurance that the Company's actual obligations, liabilities, and expenses will not exceed the Company's estimates. Such amounts could exceed the Company's estimates if, for example, persons assert claims against the Company that are currently unknown to the Company or the Company encounters complicating circumstances that cause its administrative expenses to increase. The estimates contained in this section are forward-looking statements. In addition to the cautionary statements set forth above, the accuracy of such estimates could be affected by the factors identified in the "Certain Considerations" section of this Proxy Statement.

     The Liquidation Proposal contemplates a disposition of all of the assets of the Company and distribution of the net proceeds to the Company's shareholders. Because the Company does not currently own any significant assets, other than cash and cash equivalents, that will result in a material increase in the amounts available for distribution to the Company's shareholders, the Company has concluded that pro forma financial information concerning the Liquidation Proposal would not be meaningful to the Company's shareholders. The financial statements furnished in the Company's (i) Annual Report on Form 10-K, as amended, for the year ended January 3, 1998; (ii) Quarterly Report on Form 10-Q for the period ended March 28, 1998; (iii) Quarterly Report on Form 10-Q for the period ended July 4, 1998; and (iv) Quarterly Report on Form 10-Q for the period ended October 3, 1998, are incorporated herein by reference. See "Incorporation of Certain Documents by Reference."


Certificate of Dissolution and Notice

     Upon shareholder approval of the Liquidation Proposal, Articles of Dissolution will be filed with the Florida Department of State dissolving the Company (the "Articles of Dissolution"). The dissolution of the Company will become effective, in accordance with the Florida Business Corporation Act at the time the Articles of Dissolution are accepted for filing by the Florida Department of State or at the time specified in the Articles of Dissolution, which will not be more than 90 days after the filing. The Company's corporate existence will continue after the dissolution becomes effective solely for the purpose of liquidating the Company's non-cash assets, winding up its business affairs and distributing its assets to the Company's shareholders.


Description of the Plan of Liquidation

     The following is a summary of the Plan of Liquidation (the "Plan") and is qualified in its entirety by the terms of the Plan, attached as Appendix A. The Plan will become effective only upon its adoption by the affirmative vote of a majority of the Company's shareholders. The Plan provides that the Company will be dissolved and the Board will wind-up the Company's affairs, endeavor to convert all of the non-cash assets of the Company into cash, pay or adequately provide for the payment of all known Company obligations and liabilities and distribute pro-rata to or for the benefit of the Company's shareholders all of the Company's cash in a preliminary distribution and, to the extent additional funds are available, a final distribution.


Provision for Liabilities and Claims

     The Board of Directors is not aware of any contingent liabilities of the Company. In the event the Company becomes aware of contingent liabilities of the Company or claims against the Company, it is likely that the Company will be required to escrow or otherwise set aside amounts to assure satisfaction of such claims. The reservation of such amounts would reduce the amount of cash available for distribution to the Company's shareholders in the preliminary distribution. Any reserved amounts that are not used satisfy such contingent liabilities or claims would be distributed to the Company's shareholders at a future date.

     The Company plans to satisfy all of its liabilities and obligations prior to making any distribution to its shareholders. The Company will nevertheless reserve cash in an amount determined by the Board to be appropriate to provide for the Company's unsatisfied liabilities and obligations and liquidation expenses. Under the Florida Business Corporation Act, the Company will offer any claimant whose claim is contingent or conditional security that the Board of Directors deems sufficient to provide compensation tothe claimant if its claim matures. Each contingent claimant has the right to reject the form of security offered by the Company within 120 days following receipt by the claimant of the Company's offer for security. Upon such a rejection, the Company must petition the appropriate court in Palm Beach County to determine the amount and form of security that will be sufficient to compensate the claimant that has rejected the Company's offer for security. The Company is not currently aware of any contingent claims against the Company.

     The Company will use reasonable efforts to deliver sufficient notice to known actual and potential creditors, and to the extent of the Company's assets, satisfy the claims or provide sufficient security for those creditors. However, if the Company were held by a court to have failed to make adequate provision for its expenses, obligations and liabilities or if the amount ultimately required to be paid in respect of such liabilities exceeded the amount set aside in the Company's contingency reserve, a creditor of the Company could seek an injunction against the payment of distributions under the Plan on the basis that the cash to be distributed to shareholders is required to provide for the payment of the Company's expenses, obligations and liabilities. Any such action could delay for indefinite periods of time or substantially diminish the amount of cash distributions to be made to shareholders or both.

     FURTHERMORE, UNDER THE FLORIDA BUSINESS CORPORATION ACT, IN THE EVENT THE COMPANY FAILS TO CREATE AN ADEQUATE CONTINGENCY RESERVE FOR PAYMENT OF ITS EXPENSES, OBLIGATIONS AND LIABILITIES, OR SHOULD SUCH CONTINGENCY RESERVE BE EXCEEDED BY THE AMOUNT ULTIMATELY FOUND TO BE PAYABLE IN RESPECT OF THE COMPANY'S EXPENSES AND LIABILITIES, EACH SHAREHOLDER COULD BE HELD LIABLE FOR THE PAYMENT TO THE COMPANY'S CREDITORS OF SUCH SHAREHOLDER'S PRO-RATA SHARE OF SUCH EXCESS, LIMITED TO THE AMOUNTS RECEIVED BY SUCH SHAREHOLDER FROM THE COMPANY. IN SUCH EVENT, A SHAREHOLDER COULD BE REQUIRED TO RETURN ALL DISTRIBUTIONS PREVIOUSLY RECEIVED, AND THUS WOULD RECEIVE NOTHING FROM THE COMPANY AS A RESULT OF THE LIQUIDATION OF THE COMPANY IN ACCORDANCE WITH THE PLAN. MOREOVER, IN THE EVENT A SHAREHOLDER HAS PAID TAXES ON AMOUNTS ALREADY RECEIVED, A REPAYMENT OF ALL OR A PORTION OF SUCH AMOUNT COULD RESULT IN A SITUATION IN WHICH A SHAREHOLDER MAY INCUR A NET TAX COST IF THE REPAYMENT OF THE AMOUNT DISTRIBUTED DOES NOT CAUSE A REDUCTION IN TAXES PAYABLE IN AN AMOUNT EQUAL TO THE AMOUNT OF THE TAXES PAID ON AMOUNTS PREVIOUSLY DISTRIBUTED. ALTHOUGH THE POSSIBILITY OF THE OCCURRENCES SET FORTH ABOVE CANNOT BE EXCLUDED, AFTER A REVIEW OF ITS ASSETS AND LIABILITIES, THE COMPANY BELIEVES THAT ANY CONTINGENCY RESERVE WILL BE ADEQUATE AND THAT A RETURN OF AMOUNTS PREVIOUSLY DISTRIBUTED WILL NOT BE REQUIRED.


Distributions to Shareholders

     The Plan provides that the assets of the Company, after paying or providing for the payment of the Company's expenses, obligations and liabilities, will be distributed to the Company's shareholders at such time as will be determined by the Board of Directors in its sole discretion. The amount and timing of these distributions will depend upon claims filed against the Company during the claim periods established by law and under the Plan, the amounts deemed necessary or appropriate to provide for the satisfaction of Company liabilities, and the expenses of liquidating the Company.

     In order to receive distributions under the Plan, shareholders will be required to surrender their common stock certificates for cancellation.

     The Company will close its stock transfer books and discontinue recording transfers of Shares on the record date fixed by the Board of Directors for determining shareholders entitled to participate in the distribution of the Company's assets (the "Distribution Record Date"). Thereafter, Shares will not be assignable or transferable on the books of the Company except by will, intestate succession or operation of law, and the Company will not issue any new stock certificates. All liquidating distributions from the Company on or after the Distribution Record Date will be made to shareholders according to their shareholdings as reflected on the books of the Company on such date.

     No distribution will be made to a shareholder until such shareholder surrenders to the Company or its agent the certificate representing the shares held by such shareholder. All amounts payable by the Company to shareholders will be held in trust by the Transfer Agent, without interest, pending distribution. If a shareholder's certificate has been lost, stolen or destroyed, the Shareholder may be required to furnish the Company or the Transfer Agent with satisfactory evidence of the loss, theft or destruction thereof, together with a surety bond or indemnity, as a condition to the receipt of any distribution. No interest will be paid or accrued on the cash or other assets payable upon surrender Company stock certificates. The shareholders of the Company will be notified of each date on which a distribution will be made and will be advised as to the procedure for surrender of their certificates in exchange for portion of the distribution to which they are entitled.

     A preliminary distribution and, to the extent additional funds are available, additional distributions will be paid pro-rata to the holders of record of shares of the Company's common stock at the close of business on the dates determined by the Board. No distributions will be made unless, in the opinion of the Board, an adequate reserve has been established for all contingent liabilities and for payment of all of the known debts and liabilities of the Company, including liquidation expenses, has been made. If distributions cannot be made to a shareholder because mail is not deliverable to the last known address of that shareholder on the shareholders list maintained by the Company, such funds will be held by the Transfer Agent subject to the "unclaimed funds" or escheat statutes of the appropriate state. If funds are not claimed within the statutory periods, they may escheat to such state.

     SHAREHOLDERS SHOULD NOT FORWARD THEIR SHARE CERTIFICATES TO THE COMPANY OR THE TRANSFER AGENT BEFORE RECEIVING INSTRUCTIONS TO DO SO.


Required Vote of Shareholders

     Florida law requires that the Plan be approved by vote of the holders of a majority of the Company's outstanding shares of common stock. The Company's largest shareholder, beneficially owning approximately 38% of the outstanding shares of the Company's Common Stock, has indicated that he intends to vote in favor of the Liquidation Proposal. The Company has not adopted a contingency plan in the event that the holders of a majority of the Company's common stock do not vote in favor of the Plan.

Directors, Officers and Indemnification

     It is anticipated that the Company will continue to pay compensation to certain officers and directors who have served the Company and continue to provide services to the Company during the period of its liquidation pursuant to the Plan. However, the Company will not pay a salary to its chief executive officer, Mr. Edelman, who has not received a salary from the Company since December 3, 1997. In addition, the Company anticipates that it will acquire a tail insurance policy insuring the Company, its directors and officer against certain liabilities. Such compensation and the cost of such insurance will reduce the amount otherwise available for distribution to the Company's shareholders.

     The Plan provides for indemnification of the directors, officers, employees or agents of the Company against all liabilities and expenses in connection with the liquidation or any other affairs of the Company. In the event the Company's assets are insufficient to satisfy these liabilities and expenses, the shareholders may be required to indemnify the persons entitled to indemnification to the extent that distributions received by the shareholders exceed the amount which properly should have been distributed.


                        CERTAIN CONSIDERATIONS


General Effects of the Liquidation Proposal

     Under the Plan, the Company's shareholders are entitled to receive, in exchange for the cancellation of their shares of the Company's common stock, a pro-rata share of the assets, if any, remaining after the payment of all the Company's liabilities and appropriate provision for the Company's contingent and unknown liabilities. There is no assurance that any amounts will be available for distribution to the Company's shareholders or that any amounts received in liquidating distributions will not ultimately be claimed by the Company's creditors. In addition, even if a distribution were to occur, it could be delayed indefinitely pending the resolution of unknown contingent liabilities.


Loss of Public Entity Value

     Once the shareholders vote to dissolve the Company, the Company will be wound-up and ultimately cease to exist as a legal entity. This would preclude the Company's ability to pursue other business opportunities and will result in the loss of any value attributable to the Company's status as a publicly held company.


Loss of Tax Loss Carryforwards

     The dissolution of the Company will result in the loss of certain loss carryforwards of the Company. As of December 31, 1998, the tax loss carryforwards amounted to approximately $22,000,000.

Sales of Assets Not Subject to Further Shareholder Approval

     Although only nominal non-cash assets exist, upon the approval of the Liquidation Proposal, the Board will have the authority to sell all of the Company's assets on such terms as the Board determines appropriate. The shareholders will have no subsequent opportunity to vote on such matters and will, therefore, have no right to approve or disapprove the terms of any such sale or the amount of any distribution.


Dissenters' Rights

     Under Florida law, shareholders who vote against the Liquidation Proposal will not be entitled to exercise any dissenters' rights or similar appraisal rights.


Trading of Shares

     The Company will close its stock transfer books and discontinue recording transfers of shares of the Company's common stock on the Distribution Record Date and thereafter certificates representing such shares will not be assignable or transferable on the books of the Company except by will, intestate succession or operation of law. After the Distribution Record Date, the Company will not issue any new stock certificates.


Federal Income Tax Consequences

     General. The following summary of the anticipated federal income tax consequences to the Company and to its shareholders of the proposed sale of assets and liquidation is not intended as tax advice and is not intended to be a complete description of the federal income tax consequences of the proposed transactions. This summary is based upon the Internal Revenue Code of 1986 (the "Code"), as presently in effect, the rules and regulations promulgated thereunder, current administrative interpretations and court decisions. No assurance can be given that future legislation, regulations, administrative interpretations or court decisions will not significantly change these authorities, possibly with retroactive effect.

     No rulings have been requested or received from the Internal Revenue Service ("IRS") as to the matters discussed and there is no intent to seek any such ruling. Accordingly, no assurance can be given that the IRS will not challenge the tax treatment of certain matters discussed or, if it does challenge the tax treatment, that it will not be successful.

     The discussion of federal income tax consequences set forth below is directed primarily toward individual taxpayers who are citizens or residents of the United States. However, because of the complexities of federal, state and local income tax laws, it is recommended that the Company's shareholders consult their own tax advisors concerning the federal, state and local tax consequences of the proposed transactions to them. Further, persons who are trusts, tax-exempt entities, corporations subject to specialized federal income tax rules (for example, insurance companies) or non-U.S. citizens or residents are particularly cautioned to consult their tax advisors in considering the tax consequences of the proposed transactions.

     Federal Income Tax Consequences to the Company. Because all of the Company's assets are in the form of cash or cash equivalents, the Company does expect to incur any material tax consequences as a result of the Liquidation.

     Federal Income Tax Consequences to Shareholders upon Liquidation. Generally, upon the complete liquidation of a corporation, the shareholders recognize gain or loss as measured by the difference between their amount realized and their basis in the liquidating corporation's stock.

     For Company shareholders who hold common stock as a capital asset, their gain or loss recognized on the liquidation will be treated as a capital gain or loss. In the case of a corporate shareholder, capital losses are allowed only to the extent of capital gains. In the case of a noncorporate shareholder, capital losses are allowed only to the extent of capital gains plus the lesser of (i) $3,000 ($1,500 in the case of a married individual filing a separate return) or (ii) the excess of such losses over such gains. Generally, a corporation may carry its excess capital loss back three years or forward five years, subject to the limitations in the Code. In the case of a noncorporate taxpayer, excess capital losses may be carried forward indefinitely, and used each year to offset capital gains and other income, subject to the $3,000 limitation ($1,500 in the case of a married individual filing a separate return), and subject to other limitations as provided in the Code.

        SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of shares of the Company's common stock as of December 31, 1998 by: (i) each director of the Company; (ii) each executive officer of the Company; (iii) each person that is known by the Company to beneficially own more than 5% of the outstanding shares of the Company's capital stock; and
(iv) all directors and executive officers of the Company as a group. The shareholders named below have sole voting and investment power with respect to the shares shown as beneficially owned by them, except as noted.



                                           Number of Shares           Percent
Name and Address of Beneficial Owner       Beneficially Owned         Of Class

Samuel L. Edelman (1)
301 Clematis Street, Suite 205
West Palm Beach, FL  33401                 5,459,482                  38%

Louise B. Edelman (2)
301 Clematis Street, Suite 205
West Palm Beach, FL  33401                 5,459,482                  38%

Joel Solomon
301 Clematis Street, Suite 205
West Palm Beach, FL  33401                        __                  __

Bruce Oberfest
301 Clematis Street, Suite 205
West Palm Beach, FL  33401                        __                  __

Lane International Trading, Inc.
31284 San Antonio Street
Hayward, CA 94544                          1,358,608                  10%

Braha Industries, Inc.
1 East 33rd Street
New York, NY 10016                         1,339,260                   9%

Stuart Kreisler
301 Clematis Street, Suite 205
West Palm Beach, FL  33401                 1,165,500                   8%

All Directors and Executive Officers
  as a Group (4 persons)                   5,459,482                  38%


(1) Includes 2,538,250 shares owned by Louise B. Edelman over which Mr. Edelman shares control, and 400,160 shares owned by Mr. Edelman's relatives.

(2) Includes 2,521,072 shares owned by Samuel L. Edelman over which Ms. Edelman shares control, and 400,160 shares owned by Ms. Edelman's relatives.

          SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act and regulations of the Commission thereunder require the Company's executive officers and directors and persons who own more than 10% of the Company's stock, as well as certain affiliates of such persons, to file initial reports of ownership and changes in ownership with the Commission. Executive officers, directors and persons owning more than 10% of the Company's stock are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file.
Based solely on its review of the copies of such forms received by it and written representations that no other reports were required for those persons, the Company believes that, during the year ended December 31, 1998, all persons subject to Section 16(a) were in compliance with all Section 16(a) filing requirements.


              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission are incorporated by reference herein:

     1. Annual Report on Form 10-K, as amended, for the year ended January 3, 1998.
     2.  Quarterly Report on Form 10-Q for the period ended March 28, 1998.
     3.  Quarterly Report on Form 10-Q for the period ended July 4, 1998.
     4.  Quarterly Report on Form 10-Q for the period ended October 3, 1998.

     The Company will provide without charge to each person to whom a copy of this Proxy Statement is delivered, on the written or oral request of any such person, by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any or all of the foregoing documents incorporated herein by reference (other than any exhibits to such documents which are not specifically incorporated herein or into such documents by reference). Requests should be directed to the attention of the Company's Chief Financial Officer at 301 Clematis Street, Suite 205, West Palm Beach, Florida 33401; telephone (561) 835-9998.

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the date of the Special Meeting or any adjournment or postponement thereof shall be deemed to be incorporated by reference herein. Any statements contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall be deemed to constitute a part hereof except as so modified or superseded.


                 DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

     No Annual Meeting of the Company's shareholders will take place in 1999 if the Liquidation Proposal is adopted by the Company's shareholders. In the event such a meeting is held, pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, shareholders may present proper proposals for inclusion in the Company's proxy statement and for consideration at such Annual Meeting by submitting such proposals to the Company in a timely manner. In order to be so included for the 1999 Annual Meeting, if any, shareholder proposals must be received by the Company within

30 days following the Special Meeting and must otherwise comply with the requirements of Rule 14a-8.


                                 OTHER MATTERS

     The Board of Directors does not intend to bring before the meeting any business other than as set forth in this Proxy Statement, and does not know of any other matters to be submitted at the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

                                   APPENDIX A
                              (Plan of Liquidation)

1. The officers of the Company are authorized and directed to proceed promptly to wind up the Company's affairs by collecting all of its assets and paying or providing for the payment of all of its liabilities.

2. As soon as practicable, the officers shall wind up the affairs of the Company; pay or provide for the payment of its liabilities; establish a reserve in a reasonable amount to meet any known liabilities and liquidating expenses and estimated unascertained or contingent liabilities and contingent expenses, if they deem such a reserve to be desirable; and distribute to the shareholders of the Company in cancellation of their shares, any remaining assets of the Company.

3. If a reserve is established to meet claims against the Company, the officers shall arrange for the distribution of any unused balance of the reserve to the shareholders as soon as practicable.

4. The officers of the Company shall file, or have counsel for the Company file, all appropriate forms and documents with the Internal Revenue Service.

5. The officers of the Company shall file all other forms and documents required by the State of Florida, including Articles of Dissolution, and the federal government, including tax returns, as soon as possible after distribution of the Company's assets.

                           UTOPIA MARKETING, INC.
                    PROXY SOLICITED BY BOARD OF DIRECTORS
                  FOR SPECIAL MEETING ON ________ __, 1999

                                    PROXY

     The undersigned shareholder hereby appoints Bruce Oberfest or Vance Kistler or either of them, attorneys and proxies for the undersigned with power of substitution in each to act for and to vote, as designated below, with the same force and effect as the undersigned, all shares of Utopia Marketing, Inc. Common Stock standing in the name of the undersigned at the Special Meeting of Shareholders to be held at 301 Clematis Street, Suite 205, West Palm Beach, Florida at 10:00 a.m. on ________ __, 1999 and at any adjournments thereof.

     WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL GRANT AUTHORITY TO THE PROXY HOLDERS TO VOTE ON BEHALF OF THE UNDERSIGNED SHAREHOLDER AND WILL BE VOTED "FOR" THE PROPOSAL TO DISSOLVE UTOPIA MARKETING, INC. AND LIQUIDATE ITS ASSETS.

                       (continued on reverse side)

     IN THEIR DISCRETION, THE PROXY HOLDERS ARE AUTHORIZED TO VOTE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE PROXY HOLDERS' BEST JUDGMENT AS TO ANY OTHER MATTER.

ADOPTING THE PLAN TO LIQUIDATE THE COMPANY AND DISTRIBUTE ITS ASSETS TO ITS SHAREHOLDERS.

          /  /     FOR
          /  /     AGAINST
          /  /     ABSTAIN

/  / MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT

/  / MARK HERE IF YOU PLAN TO ATTEND THE  MEETING


Dated: ___________, 1999

_________________________________
SIGNATURE

_________________________________
SIGNATURE (for joint owner)

Please mark, date and sign exactly as your name appears hereon. Joint owners should each sign. If the signer is a corporation, please sign in full corporate name by a duly authorized officer. Executors, administrators, trustees etc. should give full title as such.